Exhibit 10.6

2017 AMENDMENT TO AMENDED AND RESTATED

CHANGE OF CONTROL AGREEMENT

THIS AMENDMENT to the Change of Control Agreement (“Change of Control Agreement”) is made this 10th day of November, 2017, by and between UNITED BANKSHARES, INC., a West Virginia bank holding company (the “Company”) and                      (the “Executive”).

WHEREAS, the Company and Executive entered into the Change of Control Agreement as of August 15, 2000, which was further amended and restated as of November 26, 2008, effective January 1, 2005;

WHEREAS, on December 19, 2016, the Department of Labor (“DOL”) issued final regulations at 81 Fed. Reg. 92316 that revise and expand the procedures previously applicable to claims for benefits due to Disability made on or after January 1, 2018;

WHEREAS, the Company desires to further amend the Change of Control Agreement effective January 1, 2018, to comply with the DOL’s final regulations published on December 19, 2016 (81 Fed. Reg. 92316); and

WHEREAS, pursuant to Article 9 of the Change of Control Agreement, the Company and the Executive may modify the Change of Control Agreement in writing.

NOW THEREFORE, the Change of Control Agreement is hereby amended, effective as of January 1, 2018, as follows:

1.      Effective January 1, 2018, the Change of Control Agreement is hereby amended by adding thereto the following Article 13 to read in full as follows:

Article 13.      Claims Procedures. The Claims Procedure set forth in Article 15 (or such other Section thereof as shall set forth Claims Procedures) of the United Bankshares, Inc. Savings and Stock Investment Plan (“Savings and Stock Investment Plan”), as Amended and Restated January 1, 2015, and as it shall be amended from time to time thereafter, including but not limited to those claims procedures applicable to claims for benefits conditioned upon a determination of disability by the Company set forth in the Third Amendment to the Savings and Stock Investment Plan, adopted on November 10, 2017, and effective January 1, 2018, shall apply to claims for benefits under this Change of Control Agreement, provided, however, that for purposes of applying such Claim Procedures, the Plan Administrator referred to therein shall be the Company’s Compensation Committee, or other such committee or officer as may be designated by the Company’s Board of Directors.

2.      Except as provided in this Amendment, the Change of Control Agreement will remain unchanged and in full force and effect.

3.      The right to amend the Change of Control Agreement further is reserved by the Company and the Executive.

IN WITNESS WHEREOF, the Company, by its officer heretofore duly authorized, and the Executive have each signed this Amendment to the Amended and Restated Change of Control Agreement all as of the date first above written.

EXECUTIVE:	COMPANY:

UNITED BANKSHARES, INC.

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